SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 20, 2000

                               ANTEON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Virginia                       333-84835                 54-1023915
----------------------------    --------------------    ------------------------
(State or other jurisdiction      (Commission File            (IRS Employer
      of incorporation)                Number)              Identification No.)

                                 (703) 246-0200
                           --------------------------
               (Registrants telephone number, including area code)

                                       N/A
                           --------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

      Anteon Corporation purchased all of the outstanding stock of Sherikon, Inc., a technology solutions and services firm based in Chantilly, Virginia, for a total purchase price, net of cash acquired of $4.0 million, of $30.3 million on October 20, 2000. The transaction will be accounted for as a purchase business combination. Under the terms of the sale, the total purchase price included a cash payment of $20.8 million at closing, and notes payable totaling $7.5 million, of which $5.0 million is due at the end of the first year after closing and $2.5 million due at the end of the second year after closing. The notes carry a 0% coupon rate. The present value of the notes payable using an assumed borrowing rate of 11.75% is $6.4 million as of the date of purchase. Additional expenditures for the purchase include estimated closing costs of approximately $385.6 thousand and a management bonus payout at the closing date of $5.0 million. As included in the total purchase price above, the purchase agreement also guarantees bonuses payable to employees equal to $1.8 million, of which $1.2 million is due at the end of the first year after closing and $567.3 thousand due at the end of the second year after closing. Sherikon, Inc. will operate as a business unit of Anteon.

      Sherikon, Inc. is a privately-held company offering diversified technology services including information technology, engineering, health care, training and manufacturing to federal, state, and local clients.

Item 7. Financial Statements and Exhibits

      (a) Pursuant to (a)(4) of Item 7 to Form 8-K, because it is impracticable to provide the required financial statements for the acquired business at the time the report on Form 8-K is filed, this information will be filed not later than 45 days after the filing of this report on Form 8-K.

      (b) Pursuant to (b)(2) of Item 7 to Form 8-K, because it is impracticable to provide the required pro forma financial information relative to the acquired business at the time the report on Form 8-K is filed, this information will be filed not later than 45 days after the filing of this report on Form 8-K.

      (c) Exhibits.

      Exhibit No.           Document
      -----------           --------

          2                   Stock Purchase Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ANTEON CORPORATION

Date:  11/06/00                          By: /s/ Joseph M. Kampf
       ---------------                       --------------------------
                                                  Joseph M. Kampf
                                                  President and
                                                  Chief Executive Officer


Date:  11/06/00                          By: /s/ Carlton B. Crenshaw
       ---------------                       --------------------------
                                                  Carlton B. Crenshaw
                                                  Sr. Vice President of Finance
                                                  and Administration and
                                                  Chief Financial Officer

                                  Exhibit Index

      Exhibit No.           Document
      -----------           --------

           2                Stock Purchase Agreement

                                                                  EXECUTION COPY

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  by and among

                               ANTEON CORPORATION,

                                 SHERIKON, INC.,

                                       and

                       THE SHAREHOLDERS OF SHERIKON, INC.

                          Dated as of October 20, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

     PURCHASE AND SALE OF SHARES...............................................1
     1.1   Purchase and Sale of Shares.........................................1
     1.2   Payment of Purchase Price...........................................1
     1.3   Deliveries at Closing...............................................2
     1.4   Closing; Closing Date...............................................2
     1.5   Purchase Price Adjustment...........................................2

ARTICLE II

     REPRESENTATIONS AND WARRANTIES............................................3
     2.1   Representations and Warranties of Seller............................3
           (A)   Organization and Qualification of the Company.................3
           (B)   Authority to Execute and Perform Agreement....................4
           (C)   Capital Stock.................................................4
           (D)   Good Title to Shares..........................................5
           (E)   Financial Statements..........................................5
           (F)   Absence of Certain Changes or Events..........................6
           (G)   Litigation and Liabilities....................................8
           (H)   Title to Properties; Absence of Liens, etc....................8
           (I)   Licenses and Registrations; Compliance with Laws, etc.........8
           (J)   Intellectual Property.........................................9
           (K)   [Intentionally Omitted]......................................12
           (L)   Non-Contravention............................................12
           (M)   Consent and Approvals........................................13
           (N)   Employee Benefit Plans; ERISA................................13
           (O)   Insurance Policies...........................................16
           (P)   Agreements...................................................16
           (Q)   Validity of Agreements.......................................18
           (R)   Taxes........................................................19
           (S)   Disclosure...................................................21
           (T)   Environmental Matters........................................21
           (U)   Accounts and Notes Receivable................................22
           (V)   Potential Conflicts of Interest..............................22
           (W)   Liabilities..................................................23
           (X)   Real Property................................................23
           (Y)   Labor Matters................................................25
     2.2   Representations and Warranties of the Purchaser....................25
           (A)   Organization of the Purchaser................................25
           (B)   Authority to Execute and Perform Agreement...................25
           (C)   Consents and Approvals.......................................26
           (D)   Non-Contravention............................................26
           (E)   Financing....................................................26


                                      (1v)

                                                                            Page
                                                                            ----

           (F)   Accredited Investor..........................................26
           (G)   Satisfactory Due Diligence...................................26
           (H)   SEC Filings; Financial Statements; Absence of Certain
                 Changes or Events............................................26

ARTICLE III

     ADDITIONAL AGREEMENTS OF THE PARTIES.....................................28
     3.1   Tax Return Filing..................................................28
     3.2   Further Assurances.................................................28
     3.3   Access to Records..................................................28
     3.4   Preservation of Records............................................29
     3.5   Confidentiality....................................................29
     3.6   Efforts; Consents..................................................29
     3.7   Ordinary Course of Business........................................30
     3.8   Maintenance of Reserves............................................30
     3.9   Insurance Proceeds, Litigation Rights..............................30
     3.10  Benefit Plans......................................................30
     3.11  Benefits Disclosure................................................31
     3.12  Employee Arrangements..............................................31
     3.13  Preservation of Business...........................................31
     3.14  Litigation.........................................................31
     3.15  Agreements.........................................................32
     3.16  Continued Effectiveness of Representations and Warranties..........32
     3.17  Satisfaction of Conditions Precedent...............................32
     3.18  Exclusivity........................................................32
     3.19  Related Parties....................................................33
     3.20  Termination of Agreements..........................................33
     3.21  Payment of Bonuses.................................................33
     3.22  Shareholder Approval...............................................33
     3.23  Insurance Proceeds.................................................34

ARTICLE IV

     CONDITIONS TO CLOSING....................................................34
     4.1   Conditions to Obligations of the Sellers...........................34
           (A)   Regulatory Authorizations....................................34
           (B)   Representations and Warranties; Covenants....................34
           (C)   Certificate..................................................34
           (D)   HSR Act Filing...............................................34
           (E)   Opinion of Counsel to the Purchasers.........................35
           (F)   Payment of Closing Payment...................................35
           (G)   Delivery of Notes............................................35
     4.2   Conditions to Obligation of the Purchaser..........................35
           (A)   Regulatory and other Authorizations..........................35


                                     (1vi)

                                                                            Page
                                                                            ----

           (B)   Representations and Warranties; Covenants....................35
           (C)   Certificate..................................................35
           (D)   HSR Act Filing...............................................35
           (E)   Consents.....................................................35
           (F)   Opinion of Counsel to the Sellers and the Company............36
           (G)   Delivery of Stock Certificates...............................36
           (H)   Resignations.................................................36
           (I)   Termination of Agreements....................................36
           (J)   Estoppel Certificates........................................36
           (K)   [Intentionally Omitted]......................................37
           (L)   Guarantees...................................................37

ARTICLE V

     FEES RELATING TO THIS TRANSACTION........................................37
           5.1   Brokerage Fees...............................................37
           5.2   Other Fees and Expenses......................................37

ARTICLE VI

     TERMINATION..............................................................38
     6.1   Termination........................................................38
     6.2   Effect of Termination; Expenses....................................38

ARTICLE VII

     INDEMNIFICATION..........................................................39
     7.1   Indemnification by the Sellers.....................................39
     7.2   Indemnification by the Purchaser...................................39
     7.3   Supplemental Indemnification by Each Seller........................39
           (A)   Supplemental ERISA Indemnification...........................39
           (B)   Supplemental Contract Indemnification........................40
           (C)   Supplemental Tax Indemnification.............................40
           (D)   Supplemental Litigation Indemnification......................42
           (E)   Precision Metals Business Indemnification....................42
     7.4   Survival of Representations and Warranties of the Sellers..........42
     7.5   Certain Limitations on Indemnification Obligations.................43
     7.6   Defense of Claims..................................................44
     7.7   Non-Third Party Claims.............................................45
     7.8   Set-Off Against Notes.  ...........................................45

ARTICLE VIII

     MISCELLANEOUS............................................................46
     8.1   Certain Definitions................................................46


                                     (1vii)

                                                                            Page
                                                                            ----

     8.2   Waivers and Amendments; Non-Contractual Remedies; Preservation
           of Remedies........................................................47
     8.3   Public Disclosure..................................................48
     8.4   GOVERNING LAW.  ...................................................48
     8.5   Notices............................................................49
     8.6   Section Headings...................................................50
     8.7   Counterparts.......................................................50
     8.8   Assignments........................................................50
     8.9   Entire Agreement, Enforceability and Miscellaneous.................50
     8.10  Construction of Agreement..........................................51
     8.11  Third Party Beneficiaries..........................................51

Exhibit A  First Note
Exhibit B  Second Note
Exhibit C  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit D  Opinion of Greenberg Traurig
Exhibit E  Guarantee of Carol N. Cloer


                                    (1viii)

                                                                  EXECUTION COPY

            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 20, 2000, by and among ANTEON CORPORATION, a Virginia corporation (the "Purchaser"), SHERIKON, INC., a Louisiana corporation (the "Company") and each of the individuals designated on the signature pages hereof as a Seller (each a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H :
                               - - - - - - - - - -

            WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding shares of common stock, no par value (the "Shares"), of the Company;

            WHEREAS, the Sellers desire to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares, all as more specifically provided herein;

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

            1.1 Purchase and Sale of Shares. The Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, the Shares, for an aggregate purchase price (the "Purchase Price") of Twenty-Eight Million Three Hundred Thousand dollars ($28,300,000.00), which amount shall be subject to adjustment as set forth in Section 1.5, and paid in accordance with Section 1.2.

            1.2 Payment of Purchase Price. The Purchase Price shall be paid by the Purchaser as follows:

                  (a) Subject to the terms of Section 1.5, at the Closing (as defined herein), the Purchaser shall pay to the Sellers cash by wire transfer of federal funds to a bank and for an account to be designated by the Sellers in the amount of Twenty Million Eight Hundred Thousand dollars ($20,800,000.00) (the "Initial Payment"), such amount to be allocated amongst the Sellers in accordance with their respective interests in the Shares, as set forth on
Schedule 1.2.

                  (b) Subject to the terms of Section 7.8, on the 360th day after the Closing, the Purchaser shall pay to the Sellers, cash by wire transfer of federal funds to a bank and for an account to be designated by the Sellers in the aggregate principal amount of Five Million dollars ($5,000,000.00) pursuant to a promissory note substantially in the form of Exhibit A hereto (the "First Note");

                  (c) Subject to the terms of Section 7.8, on the second anniversary of the Closing, the Purchaser shall pay to the Sellers, cash by wire transfer of federal funds to a bank and for an account designated by the Sellers in the aggregate principal amount of Two Million Five Hundred Thousand dollars ($2,500,000.00) pursuant to a promissory note substantially in the form of Exhibit B hereto (the "Second Note" and together with the First Note, the "Notes").

            1.3 Deliveries at Closing.

                  (a) At the Closing, each Seller shall deliver, or cause to be delivered, to the Purchaser stock certificates representing the number of Shares set forth opposite such Seller's name on Schedule 1.2, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

                  (b) In addition to the payment of the Initial Payment pursuant to Section 1.2(a), the Purchaser shall deliver the Notes to the Sellers.

            1.4 Closing; Closing Date. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1615 L Street, NW, Washington, DC 20036-5694 at 10:00 A.M. local time on the Business Day next following the satisfaction (or appropriate waiver) of the conditions set forth in Article IV, which the parties shall endeavor to cause to occur not later than the fifth Business Day following the date of the parties' execution of this Agreement, or at such other place or such other time or date as the Purchaser and the Sellers may mutually agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date."

            1.5 Purchase Price Adjustment.

                  (a) The parties hereby agree that "Net Debt" means, on a consolidated basis, the total amount of the Company's Debt, less the sum of its cash and marketable securities. At the close of business on the Business Day immediately preceding the Closing, the Sellers shall prepare and deliver to the Purchaser the Sellers' determination of the Net Debt as of such date (the "Sellers' Determination"), together with any authority or documentation supporting their position, such determination to be prepared in accordance with GAAP, consistent with past practices. The parties shall use reasonable best efforts to resolve any dispute over the amount of Net Debt prior to the Closing, but Purchaser's rights shall not be prejudiced if it proceeds with the Closing and the amount of Net Debt shall later be determined to be greater than the amount so determined at the time of the Closing.

                  (b) At all times prior to the date on which there is a final determination of the Net Debt pursuant to Section 1.5(a), the parties shall provide each other and their respective accountants and counsel, subject to the receipt of customary waiver letters, reasonable access to their books and records and work papers and permit each other to make copies of relevant portions thereof; provided, however, that Persons reviewing the same shall treat such information as confidential to the extent required of other information provided to such party pursuant to this Agreement.

                  (c) If the Net Debt exceeds zero, the Purchase Price shall be reduced on a dollar for dollar basis by the amount of such excess.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            2.1 Representations and Warranties of Seller. Fred Clark and Carol
N. Cloer, in their capacity as trustees of Marital Trust B, created under the Edward R. Fernandez Revocable Trust dated September 31, 1996 ("Marital Trust B"), and on behalf of the successors of such trust, hereby represent and warrant, and the Company represents and warrants to the Purchaser that:

                  (A) Organization and Qualification of the Company.

                         (i) Except as set forth in Schedule 2.1(A), the Company
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being or heretofore conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect", as used in this Agreement, shall mean any event, change or effect that is or could reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of the Company and its Subsidiaries taken as a whole.

                         (ii) Schedule 2.1(A) sets forth the name and
jurisdiction of organization of each corporation or other entity in which the Company directly or indirectly owns or has the power to vote shares of the capital stock or other ownership interests (each, a "Subsidiary," and collectively, "Subsidiaries"). The Company does not directly or indirectly own any interest in any other Person or entity. Each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being or heretofore conducted. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect.

                         (iii) The copies of the Articles of Incorporation and
By-Laws of the Company and each of the Subsidiaries previously delivered to the Purchaser or its counsel, in each case as amended, are complete and correct. The respective minute books, or comparable records, of the Company and each of the Subsidiaries are accurate in all material respects. The stock books of the Company and each of the Subsidiaries are true and complete.

                  (B) Authority to Execute and Perform Agreement.

                         (i) Each Seller has all requisite power and all
authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party and to perform fully such Seller's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Seller, and on the Closing Date, each and every agreement and instrument contemplated hereby to which such Seller is a party on the Closing Date will be duly executed and delivered by such Seller. Assuming due execution and delivery hereof and thereof by the Purchaser and the Company, this Agreement and each such other agreement and instrument will be valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms.

                         (ii) The Company has full right and power and all
authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company, and on the Closing Date, each and every agreement and instrument contemplated hereby to which the Company is a party on the Closing Date will be duly executed and delivered by the Company. Assuming due execution and delivery hereof and thereof by the Purchaser and each of the Sellers, this Agreement and each such other agreement and instrument will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (C) Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 970 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable, and are owned beneficially and of record by the Sellers, in the respective amounts set forth on Schedule 1.2, free and clear of any pledges, liens, charges, encumbrances, voting or transfer restrictions, security interests, restrictions and claims of any kind (collectively, "Liens"). There are 30 shares held in the treasury of the Company. The Company has no other authorized, issued or outstanding class of capital stock. All issued and outstanding capital stock of each of the Subsidiaries is owned by the Company in the amounts set forth on Schedule 2.1(C), free and clear of any Liens. There are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments of any character relating to (i) the authorized and unissued capital stock or treasury stock of the Company or any of the Subsidiaries, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company or any of the Subsidiaries any shares of capital stock of the Company or any of the Subsidiaries, and no such convertible or exchangeable securities or obligations are outstanding. The Sellers are the lawful owners, beneficially and of record, of the Shares, free and clear of all Liens.

                  (D) Good Title to Shares. At the Closing, each Seller will deliver to the Purchaser good title to the Shares held by such Seller, free and clear of all Liens.

                  (E) Financial Statements.

                         (i) The consolidated balance sheets of the Company and
the Subsidiaries as of December 31, 1998 and December 31, 1999, and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, audited by Keller Bruner & Company, LLP, independent certified public accountants, which have been delivered to the Purchaser, fairly present the consolidated financial position of the Company and the Subsidiaries as at such dates and the consolidated results of operations and changes in financial position, as the case may be, of the Company and the Subsidiaries for such respective periods, in each case in accordance with GAAP consistently applied for the periods covered thereby. (The foregoing financial statements are sometimes herein called the "Audited Financials." The December 31, 1999 balance sheet included in the Audited Financials is sometimes herein called the "Balance Sheet.") The unaudited balance sheet of the Company as of August 31, 2000, and the related statement of income for the nine months then ended, including the footnotes thereto, which have been delivered to the Purchaser, fairly present, in all material respects, the financial position of the Company as of such dates and the results of operations of the Company for the six months then ended, in each case in conformity with GAAP, applied on a basis consistent with that of the Audited Financials (subject to the normal year-end audit adjustments). (The foregoing unaudited financial statements are sometimes herein referred to as the "Interim Financials").

                         (ii) The Company's overall level of management reserves
equals at least $2,068,270.00, and since January 1, 1998 the Company and the Subsidiaries have complied with GAAP and have maintained any and all reserves necessary to comply with GAAP and to meet the overall reasonable business needs of the Company and the Subsidiaries during such period.

                  (F) Absence of Certain Changes or Events. Except as described herein, the Audited Financials, the Interim Financials or in Schedule 2.1(F), since December 31, 1999, there has been no change in the business, properties, assets, operations or condition (financial or otherwise) of the Company or any of the Subsidiaries which has resulted or will result in or which the Sellers, the Company or any Subsidiary has reason to believe might be expected to result in a Company Material Adverse Effect, and none of the Sellers, the Company or any of the Subsidiaries knows of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Company or any of the Subsidiaries, whether or not covered by insurance which has resulted or will result in or which the Sellers, the Company or any Subsidiary has reason to believe might be expected to result in a Company Material Adverse Effect. Except as set forth on Schedule 2.1(F), the Interim Financials and the Audited Financials, since December 31, 1999, neither the Company nor any of the Subsidiaries has:

                         (i) purchased, agreed to purchase, retired, redeemed or
called for redemption any of its outstanding shares, issued or sold or purchased any options, warrants, shares, bonds or other securities, interests or rights to acquire any of its securities or interests or made any payment of any kind to any of the Sellers or any of the beneficiaries of the Sellers, including, without limitation, Carol N. Cloer (other than amounts paid in compensation for services rendered and incurred in the ordinary course and consistent with past practice), or declared or paid any dividend or distribution on or authorized or effected any split or recapitalization of any such securities;

                         (ii) made or contracted for any capital expenditures in
excess of $10,000 per item and $250,000 in the aggregate, or made any other commitments or disbursements or incurred or paid any liabilities or obligations, except in the usual and ordinary course of business;

                         (iii) sold, leased, abandoned, or otherwise transferred
(or contracted to sell, lease or otherwise transfer) any of its assets or properties, except in the usual and ordinary course of business, or mortgaged, pledged or subjected to any Lien any of its assets;

                         (iv) canceled any debts or claims or waived any rights
in excess of $25,000 in the aggregate;

                         (v) transferred or granted any right under any lease,
license, agreement, or other valuable asset except in the usual and ordinary course of business;

                         (vi) merged with or into or consolidated with any other
Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                         (vii) entered into or amended any employment agreement,
entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan, program, agreement or arrangement, or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumptions or factors used in determining benefit equivalencies thereunder;

                         (viii) except for short-term bank borrowings in the
ordinary course of business, incurred any indebtedness for borrowed money;

                         (ix) made any change in its accounting methods or
practices or made any change in depreciation or amortization policies or lives adopted by it;

                         (x) made any wage or salary increase or bonus, or
increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than those made in the ordinary course of business consistent with past practice;

                         (xi) made any loan or advance to any of its
shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

                         (xii) made any payment or commitment to pay any
severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments made in the ordinary course of business to Persons other than its officers or directors;

                         (xiii) except in the ordinary course of business,
entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, in each case, calling for an aggregate purchase or sale price or payments of more than $10,000 (in one lump sum payment or in the aggregate, in the case of installment payments), or pursuant to which it agreed to indemnify any party or to refrain from competing with any party;

                         (xiv) except in the ordinary course of business and in
amounts less than $10,000 in each case, incurred, guaranteed or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

                         (xv) except for inventory or equipment acquired in the
ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

                         (xvi) paid, directly or indirectly, any of its material
liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                         (xvii) terminated or failed to renew, or received any
written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Company or any of the Subsidiaries; or

                         (xviii) agreed, whether in writing or otherwise, to
take any action described in this Section 2.1(F).

                  (G) Litigation and Liabilities. Except as listed on Schedule 2.1(G) hereto, there are no actions, suits, demands, or claims or legal, administrative or arbitral proceedings, hearings or investigations pending or, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened against or involving the Company or any of the Subsidiaries or any of their respective property or assets. Except as listed on Schedule 2.1(G) hereto, there are no obligations or liabilities, whether or not accrued, contingent or otherwise, or any facts or circum stances of which the Company, any Subsidiary, or any Seller is aware including, without limitation, those relating to environmental and occupational safety and health matters, that, alone or in the aggregate, could result in claims against, obligations of or liabilities to the Company or any of the Subsidiaries which are reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 2.1(G), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any of the Subsidiaries.

                  (H) Title to Properties; Absence of Liens, etc. Except as set forth on Schedule 2.1(H) hereto, the Company and each of the Subsidiaries has good and marketable title to all of its properties and assets, free and clear of any Liens, except (i) for Liens for Taxes (as defined herein) not yet due and payable, (ii) as reflected in the Balance Sheet, or (iii) for such properties and assets as may have been sold since the date hereof in the ordinary course of business. All of the Company's and each Subsidiary's properties and assets are, in all material respects, in good operating condition and repair, subject to ordinary wear and tear.

                  (I) Licenses and Registrations; Compliance with Laws, etc. The Company and each of the Subsidiaries has all permits, authorizations, licenses, orders, registrations and approvals of, and has made all required registrations with, any government or political subdivision thereof, whether Federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (each a "Governmental Body," and collectively, "Governmental Bodies") which are material to or necessary for the Company and each of the Subsidiaries to carry on their respective business as presently conducted or material to the intended use of any properties of the Company or any of the Subsidiaries (collectively, "Permits"). Such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened to revoke or limit any Permit. The Company and each of the Subsidiaries is in compliance in all material respects with the terms of such Permits. Except as disclosed in
Schedule 2.1(I), the businesses of the Company and each Subsidiary are not being conducted in conflict with, violation of or default under any law, rule, decree, regulation, ordinance or order applicable to their businesses, properties, assets or operations (including, without limitation, those relating to wages and hours, occupational health and safety, record keeping, customs, environmental matters, export control, hazardous waste disposal, pollution control, possession of classified information or zoning), except for any conflicts, violations or defaults which, individually or in the aggregate, would not result in a Company Material Adverse Effect or materially impair the ability of the Sellers, the Company and each Subsidiary to perform their respective obligations under this Agreement. The Company has filed with the proper authorities all material statements and reports required by all applicable laws, rules, decrees, regulations, judgments, injunctions, awards, ordinances and orders. Neither the Company nor any of the Subsidiaries has made any illegal payment to officers or employees of any governmental or regulatory body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of the sales made or to be made by the Company or any of the Subsidiaries.

                  (J) Intellectual Property.

                         (i) For purposes of this Agreement, "Intellectual
Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company and each of the Subsidiaries:

                              (a) patents, patent applications and the
inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, "Patents");

                              (b) trademarks, service marks, trade dress,
trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

                              (c) copyrights, including all renewals and
extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, "Copyrights");

                              (d) trade secrets, confidential business
information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Technology");

                              (e) computer software programs, including all
source code, object code, and documentation related thereto ("Software"); and

                              (f) all licenses, and sublicenses, and other
agreements or permissions related to the property described in Schedule 2.1(J)(ii).

                         (ii) Disclosure.

                              (a) Schedule 2.1(J)(ii)(a) sets forth all United
States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company or any Subsidiary or otherwise used or held for use by the Company or any Subsidiary, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

                              (b) Schedule 2.1(J)(ii)(b) sets forth all
licenses, sublicenses and other agreements or permissions ("IP Licenses") under which the Company or any Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property.

                              (c) Schedule 2.1(J)(ii)(c) sets forth and
describes the status of any material agreements including licenses and sublicenses involving Intellectual Property currently in negotiation or proposed ("Proposed Intellectual Property Agreements") by the Company or any Subsidiary.

                         (iii) Ownership. Except as set forth on Schedule 2.1(H)
hereto, the Company or its Subsidiaries own, free and clear of all Liens, have valid and enforceable rights in, and have the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property, except for the Intellectual Property that is the subject of the IP Licenses or the Proposed Intellectual Property Agreements.

                         (iv) Licenses. The Company or its Subsidiaries have a
valid and enforceable license to use all Intellectual Property that is the subject of the IP Licenses. The continued use by the Purchaser of the Intellectual Property that is the subject of the IP Licenses is not restricted by any applicable license.

                         (v) Claims.

                              (a) No claim or action is pending or threatened
and neither the Sellers, the Company nor the Subsidiaries know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, the licensing, or the sublicensing thereof.

                              (b) Neither the Sellers, the Company nor its
Subsidiaries have received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation, or knows of any basis for any such claim.

                              (c) To the knowledge of the Company, any of the
Subsidiaries or any of the Sellers, no third party is infringing upon or otherwise violating any Intellectual Property.

                              (d) The Company's and its Subsidiaries' products
have been marked as required by the applicable Patent statute and the Company and its Subsidiaries have given the public notice of their Copyrights and notice of their Trademarks as required by the applicable Trademark and Copyright statutes.

                         (vi) Administration and Enforcement. The Company and
its Subsidiaries have taken all reasonable actions to maintain and protect the Intellectual Property.

                         (vii) Software. All Software owned by the Company or
its Subsidiaries is described in Schedule 2.1(J)(vii). The Software may, following the purchase, be used by the Purchaser on identical terms and conditions as the Company or its Subsidiaries enjoyed immediately prior to the purchase.

                         (viii) Employee Breaches. To the knowledge of the
Sellers, the Company and the Subsidiaries, no employee of the Company or any Subsidiary has transferred Intellectual Property or confidential or proprietary information to the Company or any Subsidiary or to any third party in violation of any law or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any Subsidiary or any prior employer.

                         (ix) Related Parties; Etc. The Company and its
Subsidiaries do not use any Intellectual Property owned by any director, officer, employee or consultant of the Company or its Subsidiaries. At no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company or its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or subject to any employment agreement, invention assignment, nondisclosure agreement or other contract with any Person that could adversely affect the rights of the Company or its Subsidiaries to any Intellectual Property.

                  (K) [Intentionally Omitted]

                  (L) Non-Contravention.

                         (i) The execution and delivery of this Agreement by
each Seller and the execution of each and every other agreement and instrument contemplated hereby by or on behalf of, and the consummation of the transactions contemplated hereby and thereby and the performance by such Seller of this Agreement and each such other agreement and instrument in accordance with their respective terms will not (a) violate any provision of the Articles of Incorporation or By-Laws (or comparable instruments) of the Company or any of the Subsidiaries, (b) except as set forth on Schedule 2.1(L), violate, conflict with or result in the breach of any provision of, or result in a material modification of or otherwise entitle any party to terminate, or constitute (whether after the filing of notice or lapse of time or both) a default (by way of substitution, novation or otherwise) under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company or any of the Subsidiaries is a party or by or to which any of the Company's or any Subsidiary's assets or properties may be bound or subject, (c) result in the creation or imposition of any material Lien upon any of the property or assets of the Company or any of the Subsidiaries pursuant to any provision of, any Contract, (d) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon such Seller, the Company or any of the Subsidiaries or by which any of the Company's or any Subsidiary's securities, business or property is bound, or (e) violate or result in the revocation or suspension of any Permit.

                         (ii) The execution and delivery of this Agreement by
the Company and each and every other agreement and instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby and the performance by the Company of this Agreement and each such other agreement and instrument in accordance with their respective terms will not (a) violate any provision of the Articles of Incorporation or By-Laws (or comparable instruments) of the Company or any of the Subsidiaries, (b) except as set forth on Schedule 2.1(L), violate, conflict with or result in the breach of any provision of, or result in a material modifi cation of or otherwise entitle any party to terminate, or constitute (whether after the filing of notice or lapse of time or both) a default (by way of substitution, novation or otherwise) under, any Contract to which the Company or any of the Subsidiaries is a party or by or to which any of the Company's or any of the Subsidiaries' assets or properties may be bound or subject, (c) result in the creation or imposition of any material Lien upon any of the property or assets of the Company or any of the Subsidiaries pursuant to any provision of, any Contract, (d) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon, any of the Sellers, the Company or any of the Subsidiaries or by which any of the Sellers', the Company's or any Subsidiary's securities, business or property is bound or (e) violate or result in the revocation or suspension of any Permit.

                  (M) Consent and Approvals.

                         (i) Except as set forth in Section 2.1(M)(ii) infra, or
on Schedule 2.1(M), none of (i) the execution and delivery of this Agreement and each and every other agreement and instrument contemplated hereby by the Company and the Sellers, (ii) the consummation by the Company and the Sellers of the transactions contemplated hereby or thereby or (iii) compliance by the Company and any Seller with any of the provisions hereof or thereof, will require any consent, approval or action of, or require the Company to make any filing with or give notice to, any Governmental Body or other Person.

                         (ii) The Company has filed notification and report
forms with respect to the transactions contemplated by this Agreement in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act").

                  (N) Employee Benefit Plans; ERISA. Set forth on Schedule 2.1(N) is a true and complete list of each deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including, without limitation, each "employee benefit plan" as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to or required to be contributed to by the Company or any of the Subsidiaries for the benefit of any employee or terminated employee of the Company or any of the Subsidiaries, or with respect to which the Company or any of the Subsidiaries has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not (the "Plans").

                         (i) Except as disclosed on Schedule 2.1(N), with
respect to each Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Reviewed Financials. The Company and each of the Subsidiaries is not and has not in the past been a member of a "controlled group" for purposes of
Section 414(c) of ERISA, nor does the Company or any of the Subsidiaries have any liability with respect to any collectively- bargained for plans subject to the provisions of ERISA.

                         (ii) Each Plan is in compliance with all applicable
laws, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (a) has been determined by the Internal Revenue Service (the "IRS") to be so qualified (or is based on a prototype plan which has received a favorable determination letter) during the period from its adoption to the date of this Agreement and (b) its related trust has been determined to be exempt from taxation under Code Section 501(a) or the Company or the relevant Subsidiary, as the case may be, has requested an initial favorable IRS determination of qualification and/or exemption, none of the Company nor any of the Subsidiaries or any of the Sellers knows of any fact which would adversely affect the qualified status of such Plans or the exempt status of such trusts, and the Company and each of the Subsidiaries has received a favorable IRS determination as to the qualified status of each such Plan with respect to the Tax Reform Act of 1986 and subsequent amendments to the Code. The preceding sentence does not apply to the deferred compensation agreement by and between the Company and Steve Wilkes, dated as of October 15, 1991, or to any incentive compensation plan of the Company, which are not intended to be and are not "qualified" plans.

                         (iii) With respect to each Plan which covers any
current or former officer, director, consultant or employee (or beneficiary thereof) of the Company or any of the Subsidiaries, the Sellers have delivered or made available, (or have caused the Company and each of the Subsidiaries heretofore to have delivered or made available) to the Purchaser accurate and complete copies, if applicable, of: (a) all Plan texts and agreements and related trust agreements or annuity contracts, (b) all employee communications (including all summary plan descriptions and material modifications thereto), (c) the most recent annual report, including all schedules thereto, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the IRS, (f) the most recent actuarial valuation, and (g) all communications with any Governmental Body.

                         (iv) With respect to each Plan: (i) such Plan has been
administered and enforced in accordance with its terms; (ii) no breach of fiduciary duty has occurred; (iii) no dispute is pending, or to the knowledge of any of the Sellers, the Company or any of the Subsidiaries, threatened; (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made as required under ERISA or have been fully accrued on the Company's and each of the Subsidiary's financial statements.

                         (v) No Plan is a "defined benefit pension plan" (as
defined in Code Section 414(j)), a "multiemployer plan" (as defined in ERISA
Section 3(37)) or a "multiple employer plan" (as described in Code Section 413(c)). No Plan will become a multiple employer plan with respect to the Company or any of the Subsidiaries immediately after the Closing Date.

                         (vi) There is no arrangement under any Plan with
respect to any employee that would result in the payment of any amount that by operation of Code Section 280(G) or 162(m) would not be deductible by the Company or any of the Subsidiaries.

                         (vii) With respect to each Plan which is a "welfare
plan" (as described in ERISA Section 3(1)): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any of the Subsidiaries beyond their termination of employment (other than coverage mandated by law), and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan.

                         (viii) Except as disclosed on Schedule 2.1(N), the
consummation of the transactions contemplated by this Agreement (excluding any actions taken or which may be taken by Purchaser, the Company and/or any Subsidiary after the Closing) will not (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual, (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code section 280G(b)(1); or (iv) constitute or involve a prohibited transaction (as defined in

ERISA Section 406 or Code Section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(l) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

                  (O) Insurance Policies. True and complete copies of all policies of fire, casualty, liability, product liability, burglary, fidelity, worker's compensation, life, vehicular and other forms of insurance held by or on behalf of the Company or the Subsidiaries have been made available to the Purchaser or its representatives. All premiums due and payable for such insurance have been duly paid, and such policies, or extensions, renewals or replacements (on comparable terms to the extent available) thereof, in such amounts will be outstanding and in full force and effect without interruption up to the Closing Date. Such policies insure against all risks and liabilities to an extent and in a manner customarily insured against by Persons operating comparable properties, assets or businesses. The Company has made available to the Purchaser a brief description (specifying the insurer and the policy number or covering note number with respect to binders, describing each pending claim thereunder of more than $25,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company or any of the Subsidiaries. The Company has made available to the Purchaser with respect to each policy a list and brief description of all claims in excess of $25,000 (exclusive of claims under medical and dental policies) made by the Company or any of the Subsidiaries during the Company's past two fiscal years and the amount paid out under each policy with respect to such claims. Except for those cases listed in Section 7.3(D) and Schedule 2.1(G), none of the Company, any of the Subsidiaries or any of the Sellers has any knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against the Company or any of the Subsidiaries which will not be fully covered by such policies. Neither the Company nor any of the Subsidiaries has received any written notice of termination from any of its insurance carriers or any written notice that any insurance premiums will be materially increased in the future.

                  (P) Agreements. Schedule 2.1(P) hereto lists all of the following contracts and other agreements to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their assets or properties are bound or subject:

                         (i) contracts and other agreements with any current or
former officer, director, shareholder, employee, consultant, agent or other representa tive or with an entity in which any of the foregoing is a contracting Person;

                         (ii) contracts and other agreements with any labor
union or association representing any employee;

                         (iii) contracts and other agreements calling for an
aggregate purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of installment payments or any related series of contracts and other agreements) for the purchase or sale of materials, supplies, equipment, merchandise or services;

                         (iv) joint venture agreements;

                         (v) contracts or other agreements under which the
Company or any of its Subsidiaries agrees to indemnify any party or to share tax liability of any party;

                         (vi) contracts and other agreements with customers or
suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                         (vii) contracts and other agreements containing
obligations or liabilities of any kind to holders of the Company's or any of the Subsidiaries' securities as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

                         (viii) contracts and other agreements containing
covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of the Subsidiaries in any line of business or in any geographical area;

                         (ix) contracts and other agreements relating to the
acquisition by the Company or any of the Subsidiaries of any operating business, substantially all of the assets of or the capital stock of any other Person;

                         (x) options for the purchase of any asset, tangible or
intangible;

                         (xi) contracts and other agreements for the payment of
fees or other consideration to any officer or director of the Company or any of the Subsidiaries or to any other entity in which any of the foregoing has an interest;

                         (xii) contracts and other agreements relating to the
borrowing of money; and

                         (xiii) contracts with any of the Sellers or any
corporation in which any of such Sellers, individually or in the aggregate, owns a controlling interest (other than the Company or any of the Subsidiaries) or in which any Seller is a director, officer or employee thereof.

                  True and complete copies of all of the foregoing, in each case as amended to date, have been delivered to, or made available for inspection by, the Purchaser.

                  (Q) Validity of Agreements.

                         (i) All contracts, leases, commitments and other
agreements described or listed in Schedule 2.1(P) constitute legal, valid and binding obligations of the Company and each of the Subsidiaries, as the case may be, are in full force and effect, and are enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles. The Company and each of the Subsidiaries has paid in full all amounts due thereunder which are due and payable or accrued in accordance with GAAP all amounts due to others thereunder (and has properly recognized revenues due from others thereunder) and has satisfied in full or provided for all of its liabilities and obligations thereunder which are due and payable, except amounts or liabilities disputed in good faith by the Company or any of the Subsidiaries for which adequate reserves have been set aside and for amounts related to federal and state income and franchise tax amounts. Neither the Company nor any of the Subsidiaries knows of any default under any of such contracts or agreements, or any condition that, with notice or lapse of time or both, would constitute a default thereunder by the Company or any of the Subsidiaries. To the knowledge of each of the Sellers, the Company and each of the Subsidiaries, no other party to any such contract or other agreement is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder by any other Person. Except as set forth on Schedule 2.1(Q), none of the Company, any of the Subsidiaries or any of the Sellers has knowledge that any Person intends to terminate (whether for cause or otherwise) or default under any contract or other agreement listed on Schedule 2.1(P) before its stated term, if any. Except as set forth on Schedule 2.1(Q), none of the Sellers, the Company or any of the Subsidiaries has any knowledge of a claim, actual or pending, by any Governmental Body or other Person under any contract or agreement set forth on
Schedule 2.1(P). Except as separately identified on Schedule 2.1(Q), no approval or consent of any Governmental Body or any other Person is needed in order that the contracts and other agreements set forth on Schedule 2.1(P) or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

                         (ii) No audit or review of any government contract or
agreement will result in the disallowance of, or claim for, any amount in excess of the Contract Basket Amount (as defined in Section 7.5(b)) paid or payable to or by the Company or any of the Subsidiaries under such contract or agreement, whether as a result of excess payments, excess profit recapture or otherwise. Neither the Company nor any of the Subsidiaries has been terminated for default under any government contract, subcontract or agreement since January 1, 1996. There is no event, circumstance or claim which would lead the Company or any of the Subsidiaries to believe that it will receive a termination for default under any currently effective government contract, subcontract or agreement of the Company or the Subsidiaries. There is no event, circumstance or claim which would lead the Company or any of the Subsidiaries to believe that it will receive a termination for convenience under any currently effective government contract, subcontract or agreement of the Company or the Subsidiaries.

                  (R) Taxes.

                         (i) All United States federal income Tax Returns (as
defined below) of or with respect to the Company and the Subsidiaries, required by law to be filed on or before the Closing date have been duly filed. All such Tax Returns are accurate and complete in all material respects.

                         (ii) All other Tax Returns of or with respect to the
Company and the Subsidiaries required to be filed on or before the Closing Date pursuant to applicable federal, foreign, state, local or other law have been filed. All such Tax Returns are true and complete in all material respects. The Company and the Subsidiaries have paid or withheld (or caused to be paid or withheld) all Taxes shown on such Tax Returns as due and payable and all other Taxes due or claimed to be due by any taxing authority have been timely paid, except for such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.

                         (iii) The charges, accruals and reserves on the books
of the Company in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years. Except as set forth on Schedule 2.1(R) hereto, the Company has no liability for Taxes of any Person or entity other than the Company under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

                         (iv) With respect to any period for which Tax Returns
have not yet been filed, or with respect to which Taxes are not yet due or owing, the Company has made sufficient current accruals, provisions and reserves for such Taxes in accordance with GAAP.

                         (v) The Company has made all required estimated Tax
payments sufficient to avoid any underpayment penalties.

                         (vi) Except as set forth on Schedule 2.1(R), neither
the Company, any of the Subsidiaries nor any predecessor of any of the foregoing is now or has at any time been a member of any affiliated, consolidated, combined or unitary group as defined in Section 1504 of the Code, and the Treasury regulations promulgated thereunder.

                         (vii) There are no outstanding agreements, waivers or
arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period.

                         (viii) Neither the Company nor any of the Subsidiaries
(nor their predecessors) will have any liability on or after the Closing Date under any tax sharing agreement to which it has been a party on or before the Closing Date, and all such tax sharing agreements shall terminate and be of no further force and effect as of the Closing Date.

                         (ix) No closing agreement pursuant to Section 7121 of
the Code (or any predecessor provision) or any similar provision of any state, local or foreign law that could affect the Taxes of the Company for periods ending after the Closing Date has been entered into by or with respect to the Company or any of the Subsidiaries.

                         (x) Except as set forth in Schedule 2.1(R), no audit or
other proceeding by any Governmental Body is pending, and none of the Company or any of the Subsidiaries has received any notification that such an audit or proceeding may be commenced, with respect to any Taxes due from the Company or any of the Subsidiaries.

                         (xi) None of the Company or any of the Subsidiaries has
agreed to or is required to make any adjustment with respect to taxable periods ending after the Closing Date pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company or any of the Subsidiaries, there is no application pending with any taxing authority requesting permission for any such change in any accounting method of the Company or any of the Subsidiaries and the IRS has not proposed any such adjustment or change in accounting method.

                         (xii) Except as set forth in Schedule 2.1(R), neither
the Company nor any of the Subsidiaries is, or has received any notice that it is, in violation (or with notice will be in violation) of any applicable law relating to the payment or withholding of Taxes. The Company and each of the Subsidiaries has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable laws.

                         (xiii) There is no contract, agreement, plan or
arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of the Subsidiaries by reason of Section 280G of the Code.

                         (xiv) None of the Company and its Subsidiaries have
filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations.

                         (xv) None of the Company and its Subsidiaries has been
a U.S. Real Property Holding Corporation within the meaning of Internal Revenue Code Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii).

                  (S) Disclosure. No representation or warranty made by the Company or any Seller in this Agreement, and no statement made in any certificate, Seller-prepared document, Company-prepared document, Subsidiary-prepared document, exhibit or schedule or, to the knowledge of the Company, any of the Subsidiaries, or any Seller, any third-party document furnished or to be furnished in connection with the transactions herein contemplated, contains any untrue statement of a material fact or omits to state, when read in conjunction with all of the information contained in this Agreement and the Schedules, any material fact necessary to make such representation, warranty or statement not misleading. Notwithstanding the representation set forth in Section 2.2(G), the Sellers acknowledge that the Purchaser is relying on the representations and warranties set forth in this
Section 2.1.

                  (T) Environmental Matters. Except as disclosed on Schedule 2.1(T):

                         (i) there are no past or present events, conditions,
circumstances, activities, practices, incidents, agreements, actions or plans which have given rise to or will give rise to any liability on the part of the Company or any of the Subsidiaries under any Environmental Law (as defined below) or principles of common law relating to pollution, protection of the environment or health and safety;

                         (ii) no real property currently or formerly owned or
operated by the Company or any of the Subsidiaries is contaminated with any Hazardous Substances as defined below to an extent or in a manner or condition now requiring remediation under any Environmental Law;

                         (iii) no judicial or administrative proceeding is
pending or, to the knowledge of any of the Sellers, the Company or any of the Subsidiaries, threatened relating to liability for any off-site disposal or contamination; and

                         (iv) neither the Company nor any of the Subsidiaries
has received any claims or notices alleging liability under any Environmental Law (as defined below) and none of the Company, any of the Sellers or any of the Subsidiaries has any knowledge of any circumstances that could result in such claims.

                  Schedule 2.1(T) lists all contracts and agreements which involve the use, handling, storage, transport or disposal of any Hazardous Substance. "Environmental Law" means any applicable federal, state, foreign or local law, regulation, code, order, decree, judgment, injunction or judicial opinion or other agency requirement having the force and effect of law and relating to pollution, health and safety, noise, odor, Hazardous Substance or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law.

                  (U) Accounts and Notes Receivable. All accounts and notes receivable reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to December 31, 1999, (i) (except those collected since such date) have arisen in the ordinary course of business of the Company or the Subsidiaries and represent valid obligations due to the Company or the Subsidiaries and (ii) subject only to a reserve for bad debts in an amount not to exceed $140,000, have been collected or are collectible in the ordinary course of business of the Company or the Subsidiaries (as the case may be) in the aggregate recorded amounts thereof in accordance with their terms.

                  (V) Potential Conflicts of Interest. Except as set forth on
Schedule 2.1(V), to the knowledge of the Sellers, the Company and the Subsidiaries (a) no Seller, and (b) no officer or director or affiliate of the Company or any of the Subsidiaries, (c) no relative or spouse (or relative of such spouse) of any such officer, director or affiliate or of a Seller, and (d) no entity controlled by any one or more of the foregoing: (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person or entity which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Company or any of the Subsidiaries;
(ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of the Subsidiaries uses or the use of which is necessary or desirable for the conduct of their respective businesses; (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or (iv) on behalf of the Company or any of the Subsidiaries, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of the Company or any of the Subsidiaries, or a relative of any of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).

                  (W) Liabilities. As of December 31, 1999, none of the Company or any of the Subsidiaries had any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto ("Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet or described on any Schedule or in the notes to the Audited Financials. None of the Company, any of the Subsidiaries or any of the Sellers has any knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any of the Subsidiaries, or any successor to their respective businesses except in the ordinary course of business or as otherwise set forth on Schedule 2.1(W).

                  (X) Real Property.

                         (i) Neither the Company nor any of the Subsidiaries
owns, nor has the Company or any of its Subsidiaries agreed to purchase, any real property.

                         (ii) Schedule 2.1(X) is a true, correct and complete
schedule of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Property"), which Schedule 2.1(X) sets forth the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Leased Property covered thereby. The Sellers have heretofore made available or delivered to, or caused the Company and the Subsidiaries to have heretofore made available or delivered to, Purchaser true, correct and complete copies of all Real Property Leases (including all modifications, amendments and supplements). Each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or a Subsidiary as tenant thereunder are current, no notice of default or termination under any Real Property Lease is outstanding, no termination event or condition or uncured default on the part of the Company or the applicable Subsidiary or, to the knowledge of the Sellers, the Company or any Subsidiary, the landlord, exists under any Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth on Schedule 2.1(X)(1), there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Real Property which is superior to the interest of the Company or a Subsidiary, whichever is applicable, as tenant under the applicable Real Property Lease. The Sellers, the Company and the Subsidiaries have no ownership, financial or other interest in the landlord under any Real Property Lease.

                        (iii) Neither any Seller, the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Leased Property or any portion thereof or interest therein.

                        (iv) The Sellers, the Company and the Subsidiaries have no knowledge of any pending or anticipated change in any Real Property Law which would have a material adverse effect upon the ownership, use, occupancy or operation of the Leased Property or any portion thereof, or upon the making of reasonable additions or alterations to the Improvements thereat or upon reconstruction of any Improvement in the event of a casualty. To the knowledge of the Company, the Subsidiaries and the Sellers, no dispute currently exists with any governmental authority having jurisdiction over the Leased Property with respect to any Real Property Law or the application thereof to the Real Property.

                        (v) The Sellers, the Company and the Subsidiaries have not received notice, and have no knowledge of, any pending, threatened or contemplated condemnation proceeding affecting the Leased Property or any part thereof or of any sale or other disposition of the Leased Property or any part thereof in lieu of condemnation.

                        (vi) No portion of the Leased Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition. No portion of the Leased Property is located in a special flood hazard area as designated by Federal governmental authorities.

                        (vii) The Sellers, the Company and the Subsidiaries have no knowledge of any pending or contemplated reassessment of any parcel included in the Leased Property which would result in a change in the rent, additional rent or other sums and charges payable by the Company or the applicable Subsidiary under the Real Property Lease covering such Leased Property.

                        (viii) To the knowledge of the Company, the Subsidiaries, or the Sellers, there are no encroachments or other facts or conditions affecting any parcel of Leased Property that would be revealed by an accurate survey or careful physical inspection thereof which would, individually or in the aggregate, (i) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation thereof as currently used, occupied and operated or as intended to be used, occupied and operated or (ii) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. No portion of any Improvement encroaches upon any property not included within the Leased Property or upon the area of any easement affecting the Leased Property.

                        (ix) Neither the Company nor any Subsidiary owes any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Leased Property within the past year. There is no work being done at or materials being supplied to any parcel of Leased Property as of the date hereof at the request of the Seller or any Subsidiary or for which the Seller or any Subsidiary is responsible other than routine maintenance projects having an aggregate cost through completion of not more than $10,000.

                  (Y) Labor Matters. Except as set forth on Schedule 2.1(Y), the Company and each of the Subsidiaries is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the knowledge of each of the Sellers, the Company and each of the Subsidiaries, no application for certification of a collective bargaining agent is pending. The Company and each of the Subsidiaries is in compliance with all applicable laws affecting employment practices and terms and conditions of employment. Except as set forth on Schedule 2.1(G), neither the Company nor any of the Subsidiaries has taken any action prior to the Closing Date which could result in any such liability or obligation to the Company or any of the Subsidiaries within the six-month period immediately following the Closing Date if, during such six-month period, only terminations of employment in the normal course of operations occur. To the knowledge of the Sellers, the Company and each of the Subsidiaries, the Company and each of the Subsidiaries does not and has not employed any illegal aliens.

            2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

                  (A) Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being or heretofore conducted.

                  (B) Authority to Execute and Perform Agreement. The Purchaser has full right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Purchaser, and on the Closing Date, each and every agreement and instrument contemplated hereby to which the Purchaser is a party on the Closing Date will be duly executed and delivered by the Purchaser. Assuming due execution and delivery hereof and thereof by the Company and the Sellers, this Agreement and each such other agreement and instrument will be valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

                  (C) Consents and Approvals. None of (i) the execution and delivery of this Agreement and each and every other agreement and instrument contemplated hereby by the Purchaser, (ii) the consummation by the Purchaser of the transactions contemplated hereby or thereby or (iii) compliance by the Purchaser with any of the provisions hereof or thereof, will require any consent, approval or action of, or require the Purchaser to make any filing with or give notice to, any Governmental Body, except as required by the HSR Act.

                  (D) Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the execution of each and every other agreement and instrument contemplated hereby by or on behalf of, and the consummation of the transactions contemplated hereby and thereby and the performance by the Purchaser of this Agreement and each such other agreement and instrument in accordance with their respective terms will not (a) violate any provision of the Articles of Incorporation or By-Laws (or comparable instruments) of the Purchaser or (b) violate any law, regulation, statute, injunction, order, arbitration award, judgment or decree applicable to, against, or binding upon, the Purchaser or by which any of the Purchaser's securities, business or property is bound.

                  (E) Financing. The Purchaser has sufficient funds available to it under its Credit Agreement to enable it to consummate the transactions contemplated hereby. The obligations of the Purchaser to consummate the purchase of the Shares and the other transactions contemplated by this Agreement are not contingent upon the consummation of any financing transaction.

                  (F) Accredited Investor. The Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as presently in effect (the "Securities Act").

                  (G) Satisfactory Due Diligence. The Purchaser has performed a due diligence investigation of the Company with the cooperation of the Company and its officers and employees.

                  (H) SEC Filings; Financial Statements; Absence of Certain Changes or Events.

                        (i) The Purchaser has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, since January 1, 2000 (collectively, including any such documents filed subsequent to the date of this Agreement, the "SEC Reports"). The SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in the light of the circumstances under which they were made, not misleading.

                        (ii) Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Purchaser as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Purchaser for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                        (iii) Since June 30, 2000, there has been no change in the business, properties, assets, operations or condition (financial or otherwise) of the Purchaser or its subsidiaries which has resulted or will result in or which the Purchaser or its subsidiaries has reason to believe might be expected to result in a Purchaser Material Adverse Effect, and none of the Purchaser or its subsidiaries knows of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Purchaser or its subsidiaries, whether or not covered by insurance, which has resulted or will result in or which Purchaser has reason to believe might be expected to result in a Purchaser Material Adverse Effect. "Purchaser Material Adverse Effect", as used in this Agreement, shall mean any event, change or effect that is or could reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of the Purchaser or its subsidiaries.

                                   ARTICLE III

                      ADDITIONAL AGREEMENTS OF THE PARTIES

            3.1 Tax Return Filing. The Sellers shall cause the Company and each of the Subsidiaries to prepare, and the Company and each of the Subsidiaries shall prepare, in a manner consistent with past practices, and timely file all Tax Returns required to be filed by the Company and each of the Subsidiaries, the due date of which (without extensions) occurs on or before the Closing Date and the Company and its Subsidiaries shall pay all Taxes due with respect to any such Tax Returns. The Company will prepare any Tax Returns due to be filed by the Company after the Closing Date but relating to periods of time prior to the Closing Date; any such Tax Returns will be subject to the approval of the Purchaser, such approval not to be unreasonably withheld.

            3.2 Further Assurances. At any time and from time to time after the Closing, each of the parties agree to cooperate with each other and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

            3.3 Access to Records. Prior to the Closing Date, the Purchaser shall be entitled, through its employees, agents or authorized representatives, including, without limitation, its counsel and accountants, to make such investigation of the assets, properties, business, customers and operations of the Company and the Subsidiaries, and such examination of the books, records and financial condition of the Company and the Subsidiaries as the Purchaser deems appropriate. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and each Seller shall, and shall cause the Company and each of the Subsidiaries to, cooperate fully therein. No investigation by the Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company and each Seller contained in this Agreement. In order that the Purchaser may have full opportunity to make such business, accounting and legal review, examination or investigation as it deems appropriate of the business and affairs of the Company and the Subsidiaries, the Sellers shall furnish and shall cause the Company and the Subsidiaries to furnish the representatives of the Purchaser during such period with all such information and copies of such documents concerning the affairs of the Company and the Subsidiaries as such representatives may reasonably request, shall make available, or cause the Company and the Subsidiaries to make available, such officers and employees of the Company as such representatives reasonably request, and shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Purchaser of all material facts affecting the financial condition and business operations of the Company and the Subsidiaries. Following the Closing, each party shall afford any other party and its authorized representatives access, during regular business hours, to any books and records of the Company and the Subsidiaries to the extent they relate to a period prior to the Closing Date that such party shall from time to time reasonably request. From the date hereof, at the Purchaser's request, each Seller shall give the Purchaser and its authorized representatives full access, during regular business hours, to such Seller's records related to the Company and/or the Subsidiaries located other than in the possession of the Company or the Subsidiaries, and shall permit the Purchaser to make copies of any such documents as the Purchaser shall designate. Notwithstanding anything to the contrary in this Section 3.3, neither the Company nor any of the Subsidiaries shall be required to disclose any classified or confidential information of any third party in violation of any applicable law or contractual obligation.

            3.4 Preservation of Records. The Purchaser agrees that it shall at its sole expense preserve and keep the records of the Sellers, the Company and the Subsidiaries (including any successors thereto) delivered to it hereunder for a period of no less than six years after the close-out of each government contract or for such longer period as may be required by any governmental agency or on account of on-going litigation, but for no less than three years from the Closing Date and shall make such records available to the Sellers as may be reasonably required by the Sellers in connection with any legal proceedings against or governmental investigations of the Sellers or in connection with any tax examination of the Sellers. In the event the Purchaser wishes to destroy such records after that time, it shall first give thirty (30) days prior written notice to the Sellers and the Sellers shall have the right, upon prior written notice given to the Purchaser within said thirty (30) day period, to take possession of said records within sixty (60) days after the date of the Sellers notice to the Purchaser hereunder. If the Sellers fail to take possession of said records within such sixty (60) day period, the Purchaser may destroy such records.

            3.5 Confidentiality. From and after the date of this Agreement, in the event of the consummation of the transaction contemplated hereby, each Seller shall keep any and all information relating to the Company and the Subsidiaries, their business operations and prospects (including, but not limited to, customer lists and related information), services and know-how confidential and shall not disclose such information to any Person; provided, however, such Seller may disclose such information that (i) is or becomes publicly available other than by disclosure by any Seller or any agent thereof or (ii) such Seller is required to disclose by law, government regulation or court order or in order to enforce the terms of this Agreement, provided that in such a case, such Seller will give the Purchaser adequate advance notice so that the Purchaser may seek a protective order or take other reasonable actions to preserve the confidentiality of such information.

            3.6 Efforts; Consents. The Purchaser and each Seller agree to use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated in this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall use all reasonable efforts to obtain the authorizations, consents, orders and approvals of any Governmental Body or other Person that may be or become necessary for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully in promptly seeking to obtain such authorizations, consents, order and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement.

            3.7 Ordinary Course of Business. From the date hereof until the Closing Date, unless otherwise agreed to by the Purchaser, each Seller agrees that it shall cause the Company, and each of the Subsidiaries to, and the Company and each of the Subsidiaries shall, conduct their business and operations in the ordinary course and in substantially the same manner in which the same have heretofore been conducted and not to undertake any of the actions specified in Section 2.1(F).

            3.8 Maintenance of Reserves. From the date hereof until Closing, the Sellers shall cause the Company to, and the Company shall, (i) continue to maintain management reserves of the Company and the Subsidiaries in an amount not less than $2,068,270.00, (ii) comply with GAAP consistent with the Company's past practices; and (iii) without limiting the requirement of Section 3.8(i), continue to maintain any and all reserves necessary to comply with GAAP consistent with the Company's past practices, and to meet the overall reasonable business needs of the Company and the Subsidiaries during such period.

            3.9 Insurance Proceeds, Litigation Rights. In the event that any property owned or leased by the Company or any of the Subsidiaries suffers any damage, destruction or other casualty loss prior to Closing, and the Closing occurs in accordance with the terms hereof, the Sellers shall surrender to the Company, the Subsidiaries and the Purchaser (i) all insurance proceeds received by the Sellers with respect to such damage or loss and (ii) all rights of the Sellers with respect to any causes of action, whether or not litigation has commenced on the Closing Date, in connection with such damage or loss. Nothing in this Section 3.9 shall be construed to limit or prejudice the Purchaser's rights and remedies under this Agreement, including, without limitation, the Purchaser's right not to consummate the transactions contemplated hereby if all of the conditions set forth in Section 4.2 are not satisfied or waived, in the sole discretion of the Purchaser.

            3.10 Benefit Plans. The Purchaser hereby agrees that immediately following the Closing, the Purchaser will cause the Company and the Subsidiaries to continue in full force and effect, for a period ending not earlier than December 31, 2000, all of the Plans maintained by the Company and the Subsidiaries as in effect on the Closing Date and as set forth on Schedule 2.1(N) hereto, and will during such period contribute (or cause the Company and the Subsidiaries to continue to contribute) all required contributions and pay all required premiums under such Plans which are ERISA Section 3(3) "employee benefit plans"; provided, however, that nothing in this Agreement shall be construed to limit the ability of the Purchaser to modify, amend or terminate any benefits to any individual, or terminate the employment of any individual, at any time after the Closing Date.

            3.11 Benefits Disclosure. For each of the following employee benefits plans, the Sellers shall cause the Company to, and the Company shall,
(i) file all required Form 5500s with the Department of Labor and the Internal Revenue Service for any year preceding the Closing in which the requirements for such filings were met, (ii) file all required Plan Documents and Summary Plan Descriptions with the Department of Labor for any year preceding the Closing in which the requirements for such filings were met, and (iii) distribute to all Plan participants Summary Plan Descriptions and Annual

Reports as required for the year preceding the Closing: life insurance; accidental death and dismemberment; medical and dental; short-term disability and long-term disability.

            3.12 Employee Arrangements. Subject to Section 3.10 hereof, from and after the Closing Date, the Purchaser shall cause the Company and each of the Subsidiaries to, and the Company and each of the Subsidiaries shall, (i) provide all salaried employees of the Company and each of the Subsidiaries as of the Closing Date (collectively, the "Company Employees") with service credit for all periods of employment with the Company or the Subsidiaries prior to the Closing Date for purposes of satisfying any service requirements for early retirement under any defined contribution plan in effect on the date hereof or under any substantially similar replacement plan adopted by the Purchaser, the Company, the Subsidiaries or any of their affiliates (or any successor entity to any of the foregoing) with respect to Company Employees and (ii) waive any pre-existing condition of any Company Employee for purposes of determining eligibility for, and the terms upon which they participate in, any welfare plan adopted by the Purchaser, the Company, the Subsidiaries or any of their affiliates (or any successor entity to any of the foregoing) with respect to Company Employees (other than conditions that are already in effect with respect to such employees under the Company's or the Subsidiaries' welfare plans that have not been satisfied as of the Closing Date).

            3.13 Preservation of Business. Subject to voluntary resignations and terminations for cause, from the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers shall cause the Company and the Subsidiaries to, and the Company and each of the Subsidiaries shall, preserve their respective business organizations intact, keep available the services of their respective present officers, employees, consultants and agents, maintain their respective present suppliers and customers and preserve their respective goodwill.

            3.14 Litigation. From the date hereof through the Closing Date, the Sellers shall cause the Company to, and the Company shall, notify promptly the Purchaser of any actions or proceedings of the type described in Section 2.1(G) that from the date hereof are commenced or, to the knowledge of any Seller, the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries, against any officer, director, employee, consultant, agent, shareholder or other representative of the Company or any of the Subsidiaries with respect to their affairs.

            3.15 Agreements. From the date hereof through the Closing Date, the Sellers shall cause the Company to, and the Company shall, notify the Purchaser promptly of any evidence that any party to a contract or other agreement listed in Schedule 2.1(P) has terminated or failed to renew or intends to terminate or fail to renew any such contract or agreement or that any party has asserted or intends to assert any claim under any such contract or agreement.

            3.16 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, each of the Sellers shall, and shall cause the Company and each of the Subsidiaries to, conduct its business or affairs, as the case may be, in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Sellers shall promptly give notice to the other parties of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach by it of this Agreement.

            3.17 Satisfaction of Conditions Precedent. During the term of the Agreement, the parties hereto will use all reasonable efforts to satisfy (or cause to be satisfied) all the conditions precedent to their respective obligations.

            3.18 Exclusivity. As an inducement to the Purchaser to enter into this Agreement, and in consideration of the time and expense which it has devoted and will devote to the transactions contemplated hereby during such period, subsequent to the execution of this Agreement and until the earlier of
(i) the Closing Date; and (ii) the termination of this Agreement in accordance with Article VI, none of the Sellers nor the Company nor any of their respective representatives (including, without limitation, any investment banker, attorney or accountant retained or acting on behalf of the Company, any Seller or any director, officer or employee of the Company) will, directly or indirectly, (i) initiate, solicit, encourage or respond to any inquiry or proposal with respect to a merger, consolidation, share exchange, business combination, liquidation, dissolution or sale of all or a portion of the assets of the Company or any of the Subsidiaries outside the ordinary and usual course of business or any purchase of any of the outstanding shares of its capital stock (an "Acquisition Proposal"), or (ii) enter into any discussions, negotiations or agreements concerning an Acquisition Proposal with, or disclose any information concerning the Company or any of the Subsidiaries, their businesses or properties or afford any access to their properties, books and records to, or otherwise assist or facilitate any effort relating to an Acquisition Proposal, by any corporation, individual, partnership, limited liability company, association, trust, person or other entity or group (each, a "Person"). The Sellers, the Company and the Subsidiaries will immediately cease any existing discussions with any Persons concerning any Acquisition Proposal.

            3.19 Related Parties. Except as otherwise contemplated by this Agreement and disclosed on Schedule 3.19: (a) the Sellers shall, immediately prior to the Closing, cancel, pay or cause to be paid to the Company all amounts owed to the Company by the Sellers or any affiliate of the Sellers, including, without limitation, (i) any notes receivable held by the Company subject to an adjustment of $54,960 owed to the Sellers for accumulated unpaid leave of Edward
R. Fernandez and (ii) any amounts paid by the Company in connection with those certain Split-Dollar Agreements by and between the Company and Edward R. Fernandez (collectively, the "Split-Dollar Agreements"), which as of the date hereof total $313,593; and (b) at and as of the

Closing, any amounts owed by the Company to any of the Sellers or to any affiliate of the Sellers shall be canceled or paid.

            3.20 Termination of Agreements. Except as otherwise contemplated by this Agreement and disclosed on Schedule 3.20, the Sellers shall, prior to the Closing, terminate or cause to be terminated all contracts or other agreements between the Company, on the one hand, and the Sellers or any affiliate of the Sellers, on the other hand, including, without limitation, the Split-Dollar Agreements, and the Company shall retain no obligations under such contracts or other agreements.

            3.21 Payment of Bonuses. Immediately following the Closing, the Company shall pay, net of any applicable withholding taxes, or other withholdings or garnishments required by federal, state, or other law, bonuses in an aggregate amount of Five Million Five Thousand Four Hundred Seventy-seven dollars and Two cents ($5,005,477.02) to the executives and other employees of the Company as provided in Schedule 3.21. On or before the first anniversary of the Closing, the Company shall pay an additional One Million One Hundred Sixty-seven Thousand One Hundred Eighty-one dollars and Ninety-nine cents ($1,167,181.99) of bonuses, and on or before the second anniversary of the Closing, the Company shall pay a final Five Hundred Eighty-three Thousand, Five Hundred Ninety dollars and Ninety-nine cents ($583,590.99) of bonuses to certain executives and other employees of the Company, as provided in Schedule 3.21.

            3.22 Shareholder Approval. Prior to the Closing, the Sellers shall approve a resolution of the shareholders of the Company and cause the Company to approve a resolution of the shareholder of each Subsidiary, approving any agreement which provides for any bonus payment to an executive or other employee of the Company or any Subsidiary, as the case may be. Such approval of all such agreements is intended to exclude all payments made under such agreements from the application of Section 280G of the Code, and shall be made in accordance with the shareholder approval provisions of Section 280G of the Code and the proposed regulations issued thereunder.

            3.23 Insurance Proceeds. From the date hereof until the Closing, the Sellers shall cause the Company to, and the Company shall, retain the proceeds of the insurance policy paid to the Company in respect of the death of Edward R. Fernandez, in an amount equal to no less than $3,797,373.59, in the separate account with Morgan Stanley Dean Witter in which such proceeds have been maintained since April 30, 1999.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

            4.1 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the sale of Shares to be sold hereunder are, at their option, subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

                  (A) Regulatory Authorizations. All authorizations, consents, orders and approvals of federal and state regulatory bodies and officials necessary for the consummation by the Sellers of the sale and purchase of the Shares to be sold hereunder shall have been obtained, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transaction contemplated herein, or any of them, not be consummated (collectively, an "Order").

                  (B) Representations and Warranties; Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects at the date hereof and at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and the Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (C) Certificate. The Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, duly executed by an officer of the Purchaser to the effect that the conditions specified in Section 4.1(B) and
Section 4.2(A) have been satisfied.

                  (D) HSR Act Filing. Any Person required in connection with the contemplated transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  (E) Opinion of Counsel to the Purchasers. The Sellers shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Purchaser, dated the date of the Closing, addressed to the Sellers, substantially in the form of Exhibit C.

                  (F) Payment of Closing Payment. The Purchaser shall deliver the Initial Payment.

                  (G) Delivery of Notes. The Purchaser shall deliver the Notes.

            4.2 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the purchase of the Shares hereunder is subject, at its option, to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

                  (A) Regulatory and other Authorizations. All authorizations, consents, orders and approvals of federal and state and regulatory bodies and officials necessary for the performance by the Purchaser of this Agreement and the consummation of the sale and purchase of the Shares hereunder shall have been obtained and there shall be no Order in effect.

                  (B) Representations and Warranties; Covenants. The representations and warranties of the Company and each Seller contained in this Agreement shall be true and correct in all respects at the date hereof and at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, and the Company and the Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

                  (C) Certificate. The Company and the Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, to the effect that the conditions specified in Section 4.1(A) and Section 4.2(B) have been satisfied.

                  (D) HSR Act Filing. Any Person required in connection with the contemplated transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  (E) Consents.

                        (i) All consents, permits and approvals from parties to contracts or other agreements with the Company, the Subsidiaries or with any Seller (A) that may be required in connection with the performance by any Seller, the Company and/or the Subsidiaries of their respective obligations under this Agreement or (B) with regard to which the failure to obtain would violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement, shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such consents, permits and approvals have been granted and obtained.

                        (ii) The approval of the shareholders of the Company and each Subsidiary required by Section 3.22 shall have been obtained, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such approvals and any other approvals of such shareholders or the board of directors of the Company necessary for the consummation of the transactions contemplated herein have been obtained.

                  (F) Opinion of Counsel to the Sellers and the Company. The Purchaser shall have received the opinion of Greenberg Traurig, counsel to the Company, the Subsidiaries and the Sellers, dated the date of the Closing, addressed to the Purchaser, substantially in the form of Exhibit D.

                  (G) Delivery of Stock Certificates. The Sellers shall have delivered to the Purchaser at the Closing stock certificates representing all of the Shares free and clear of all liens and restrictive legends, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

                  (H) Resignations. All resignations of directors and officers of the Company which have been previously requested in writing by the Purchaser shall have been delivered to the Purchaser.

                  (I) Termination of Agreements. The Purchaser shall have received evidence satisfactory to it of the termination of all contracts and other agreements required to be terminated pursuant to Sections 3.19 and 3.20 and of the release of any obligations of the Company under such contracts and other agreements.

                  (J) Estoppel Certificates. The Purchaser shall have received, without expense to it, a current estoppel certificate from the landlord under each Real Property Lease stating (i) that such Real Property Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedule 4.2(J), (ii) that all rent and other sums and charges payable under such Real Property Lease are current, and setting forth the date through which such payments have been made, (iii) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Real Property Lease, (iv) that no notice of default on the part of the Company or the applicable Subsidiary or termination notice has been served under such Real Property Lease which remains outstanding, (v) that to the best of such landlord's knowledge and belief, no uncured default or termination event or condition exists under such Real Property Lease, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, and
(vi) that the consummation of the transactions provided for herein will not constitute a default under such Real Property Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder. Each such estoppel certificate shall otherwise be in form satisfactory to counsel for Purchaser.

                  (K) [Intentionally Omitted]

                  (L) Guarantees. At the Closing, Carol N. Cloer shall execute a guarantee substantially in the form of Exhibit E (a "Guarantee").

                                    ARTICLE V

                        FEES RELATING TO THIS TRANSACTION

            5.1 Brokerage Fees. Except for the commission and fees of Legg Mason Wood Walker, Inc. which will be paid by the Sellers, the Sellers represent and warrant to the Purchaser that no broker, finder, agent or similar intermediary has acted on behalf of the Company, any of the Subsidiaries or any Seller in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company, any of the Subsidiaries or any of the Sellers, or any action taken by the Company, any of the Subsidiaries or any Seller. The Purchaser represents and warrants to the Sellers that no broker, finder, agent or similar intermediary has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

            5.2 Other Fees and Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including without limitation, all fees and expenses of attorneys, consultants, investment bankers, auditors and other third party advisors; for purposes of clarifying the foregoing, expenses of the Sellers and the Company shall be paid by the Sellers out of the proceeds of the sale for the Seller's own account and not otherwise charged or expensed to, or paid by, the Company.

                                   ARTICLE VI

                                   TERMINATION

            6.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated prior to the Closing as follows:

                  (a) by the mutual written consent of the parties to this Agreement;

                  (b) by the Sellers, acting jointly, or the Purchaser, by notice to the other, if, for any reason, the Closing has not occurred prior to 12:01 am on October 31, 2000;

                  (c) at the election of the Sellers, acting jointly, if the Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or prior to ten
(10) days following
delivery of written notice of such breach by the Sellers to the Purchaser;

                  (d) at the election of the Purchaser, if any Seller or the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or prior to ten
(10) days following delivery of written notice of such breach by the Purchaser to the Sellers;

                  (e) at the election of the Purchaser or any Seller, if any legal proceeding is commenced or threatened by any Governmental Body directed against the consummation of the transactions contemplated under this Agreement and the Purchaser or any Seller reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

            If this Agreement so terminates, it shall become null and void and have no further force or effect except as provided in Section 6.2.

            6.2 Effect of Termination; Expenses. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall thereafter become void and have no further force or effect. Except as provided herein, none of the parties hereto shall have any liability in respect of the termination of this Agreement except to the extent that the failure of a party to satisfy the conditions of Section 4 results from the violation of the representations, warranties, covenants or agreements of such party under this Agreement, in which case the termination of this Agreement will not prejudice any legal rights of any party whether those rights arise under this Agreement or otherwise.

                                   ARTICLE VII

                                 INDEMNIFICATION

            7.1 Indemnification by the Sellers. For the purposes of this Article VII, "Sellers" shall mean only Marital Trust B. The Sellers jointly and severally agree to indemnify, defend and hold harmless the Purchaser and the Company (and their respective directors, officers, employees, affiliates, successors and assigns) (collectively, the "Purchaser Parties") against and hold the Purchaser Parties harmless from and in respect of any and all losses, liabilities, damages, deficiencies, costs, expenses (including, without limitation, expenses of investigation and defense and reasonable fees, disbursements and expenses of counsel incurred by the Purchaser Parties in any action or proceeding between the Purchaser Parties and the Sellers or between the Purchaser Parties and any third party or otherwise), claims, liens or other obligations of any nature whatsoever (collectively, "Losses"), based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from the inaccuracy in or breach of any representation, warranty, covenant or agreement made by or on behalf of the Sellers or the Company in this Agreement or in any document or instrument delivered at the Closing pursuant hereto. The Sellers shall have no right to seek contribution from the Company or any of the Subsidiaries with respect to all or any part of any of the Sellers' indemnification obligations under this Section 7.1.

            7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify the Sellers against and hold each Seller harmless from and in respect of any and all Losses which may be incurred by virtue of or result from the inaccuracy in or breach of any representation, warranty, covenant or agreement made by or on behalf of the Purchaser in this Agreement or in any document or instrument delivered at the Closing pursuant hereto.

            7.3 Supplemental Indemnification by Each Seller.

                  (A) Supplemental ERISA Indemnification. Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of the Company's being affiliated prior to the date hereof, directly or indirectly, under Code Section 414 or ERISA
Section 4001 with the Sellers, the Subsidiaries or any of their affiliates. In addition, each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties and their Plans with respect to any and all Losses arising out of or otherwise in respect of any of the Company's ERISA reporting and disclosure violations. All indemnification obligations in this
Section 7.3(A) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for any applicable statutory period, and shall not be subject to any time or dollar limitation, including, without limitation, those set forth in Section 7.4 and Section 7.5 hereof.

                  (B) Supplemental Contract Indemnification. Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of (i) any U.S. Government disallowance of incurred Direct Contract Costs and/or Indirect Costs and (ii) the investigation by the Defense Criminal Investigative Service relating to U.S. Navy contract N-00024-96-H-8721, described on Schedule 2.1(G). All indemnification obligations in this Section 7.3(B) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be subject to any time or dollar limitation, including those set forth in Section 7.4 hereof, provided, however, that the indemnification obligations pursuant to Section 7.3(B)(i) are subject to the dollar limitations set forth in Section 7.5(b) hereof.

                  (C) Supplemental Tax Indemnification. Each Seller, jointly and severally, agrees as follows:

                        (1) Sellers shall indemnify and hold harmless the Purchaser Parties for any liability for any Taxes imposed on the Company or the

Subsidiaries pursuant to federal, state, local or foreign law other than personal property taxes or payroll taxes withheld from employees or accrued on the books of the Company attributable to any periods ending on or before the Closing Date (or for the portion of any period up through the Closing Date to the extent a period does not close on such date); provided that this paragraph shall not apply to state or local income, sales or use taxes, to the extent that such taxes do not exceed $200,000.

                        (2) Sellers shall indemnify the Purchaser Parties for any loss of the expected tax benefit (at an assumed tax rate of 38.25%) associated with the payment of bonuses pursuant to Section 3.21. Such tax benefit shall be treated as realized when the Company or the Purchaser receives an actual tax benefit in the form of a reduction in a current tax payment (including any estimated tax payment), a refund attributable to a loss carryback, a reduction in a future period tax payment (including any estimated tax payment) attributable to a loss carry-forward, or any similar item; provided that the Current Tax Benefit (as defined below) shall be treated as realized on the date of the Closing. The "Current Tax Benefit" is the lesser of (a) an amount equal to the excess, if any, of (x) the total federal, state and local income tax liabilities of the Company ("Income Taxes") for the taxable year ending on the Closing Date (including a pro rata portion of such tax liability for any taxable period that begins before and ends after the Closing Date) calculated without taking into account the bonus payments made pursuant to the first sentence of Section 3.21, over (y) the total of such tax liabilities for such taxable year calculated taking such payments into account, and (b) the excess of the Company's cash and marketable securities over its Debt, in each case as such amounts are determined in computing Net Debt for purposes of
Section 1.5(a); provided that such Current Tax Benefit shall be zero if Net Debt is zero or greater than zero.

                        (3) To the extent that any expected tax benefit associated with any bonus payment is realized later than the date that such payment is made (or deemed realized under paragraph (2)), Sellers shall pay interest to Purchaser at the Applicable Rate on the amount of expected tax benefit that is not then realized from the date of such bonus payment to the date which is the earlier of (a) the realization of such expected tax benefit; or (b) the date which is 36 months after such payment. The "Applicable Rate" for any period shall mean 150 basis points above the prime rate as published by Credit Suisse First Boston for such period. Such interest obligation shall be computed annually, and Sellers shall pay (including by way of offset against amounts payable under Sections 1.2(b) and 1.2(c)) any interest amount due under this paragraph on each anniversary of the date of the Closing. To the extent that any deduction associated with any bonus payment becomes unavailable (e.g., as a result of the expiration of a loss carryover or a final determination that a bonus payment is not deductible), Sellers shall pay to Purchaser an amount equal to the expected tax benefit that shall have become unavailable; provided, however, there shall be no obligation under this Section 7.3 to the extent that the failure to receive any tax benefit arises from the failure to make any bonus payment on a timely basis.

                        (4) If the Company has any loss carrybacks to prior taxable years that are attributable to the Closing Date Bonus Payments, the Purchaser agrees to cause the Company to file promptly any available claims for refunds of Income Taxes for such prior years which shall be filed subject to the approval and consent of Sellers which consent shall not be unreasonably withheld or delayed; provided that Sellers shall reimburse the Company for any out-of-pocket expenses, including but not limited to consulting fees and incremental, reasonable tax preparation fees, incurred by the Company and/or Purchaser in filing for, claiming, or otherwise obtaining such refund. All such refunds that are received by the Company or the Purchaser shall be retained by the Company or the Purchaser, together with any interest received from the relevant taxing authority in respect of such refund; provided, however, such interest shall reduce the amounts otherwise payable under Section 7.3(C).

                        (5) The amounts payable under this Section 7.3(C) shall be calculated by the Purchaser, and the Purchaser shall provide the Sellers with sufficient information for Sellers to verify such calculation. Each Seller jointly and severally agrees to indemnify and hold harmless the Purchaser Parties for any portion of such amounts that the Purchaser Parties do not or are not able to deduct from the amounts payable under Sections 1.2(b) and 1.2(c). Any indemnity payments from the Sellers or to the Purchaser Parties pursuant to this Agreement, whether under this Section 7.3(C) or otherwise, shall be treated by the Purchaser Parties and the Sellers as purchase price adjustments for all tax purposes. All indemnification obligations set forth in this Section 7.3(C) shall be treated as Tax Claims for purposes of the survival provisions of
Section 7.4 and shall not be subject to any dollar limitation, including without limitation, those set forth in Section 7.5.

                  (D) Supplemental Litigation Indemnification. Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of the following disputes more fully described on Schedule 2.1(G) hereof: (i) Thomas Stewart v. South Texas Ship Repair; and (ii) TISCOR v. Armstrong. All indemnification obligations in this Section 7.3(D) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitation, including, without limitation, those set forth in Section 7.4 or Section 7.5 hereof. Any indemnity payments received by the Purchaser pursuant to this Section 7.3(D) shall be reduced by the amount that the Company receives as insurance proceeds or other third party proceeds on account of Losses incurred as a result of the disputes named in this Section 7.3(D).

                  (E) Precision Metals Business Indemnification. Each Seller, jointly and severally, agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties based upon, arising out of or otherwise in respect of the ownership or operation of the Company's discontinued precision metals business (the "Precision Metals Business"), including, without limitation, any Losses arising out of or otherwise in respect of the (i) Purchase Agreement dated as of September 9, 1998 by and between the Company and Michael Fox International, Inc., pursuant to which the Company sold certain assets related to the Precision Metals Business or (ii) the Hazardous Substance Certificate and Indemnification Agreement dated as of May 20, 1996 by EFT Aviation Services, Inc. ("EFT") in favor of Nationsbank, NA, pursuant to which the Company guaranteed certain obligations of EFT. All indemnification obligations in this Section 7.3(E) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitations, including, without limitation, those set forth in Section 7.4 or Section 7.5 hereof.

            7.4 Survival of Representations and Warranties of the Sellers. Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company, the Subsidiaries and the Sellers, and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations and warranties of each of the Sellers and the Company contained in this Agreement. All representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder, and, except for the representations and warranties made in Sections 2.1(A), 2.1(B), 2.1(C), 2.1(D), 2.2(A) and 2.2(B) which shall survive without limit, subject to Section 7.3 hereof, (i) shall thereafter terminate and expire on the second anniversary of the Closing, with respect to any General Claim (as hereinafter defined), (ii) with respect to any Tax Claim (as herein defined), on the later of (a) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (b) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations and (iii) with respect to any Environmental Claim (as herein defined), on the fourth anniversary of the Closing Date; provided, however, that any Environmental Claim arising out of or in connection with the Precision Metals Business shall be governed by Section 7.3(E) hereof and shall not be subject to any time limitation. As used in this Agreement, the following terms have the following meanings: (i) "General Claim" means any claim (other than a Tax Claim or an Environmental Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of any Seller contained in this Agreement, (ii) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of any Seller contained in this Agreement related to Taxes or any Plan (as defined in Section 2.1(N) hereof) and is not offset by any refunds or carry back claims the benefit of which will convey to Purchaser and (iii) "Environmental Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of any Seller contained in this Agreement concerning Environmental Law or principles of common law relating to pollution, protection of the environment or health and safety. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

            7.5 Certain Limitations on Indemnification Obligations.

                  (a) The Purchaser shall not be entitled to receive any indemnification payments in connection with the inaccuracy in or breach of any representation or warranty, except those based upon, arising out of or otherwise in respect of Sections 2.1(A), 2.1(B), 2.1(C), 2.1(D), 2.1(N), 2.1(R) and
Article V (the "Basket Exclusions"), until the aggregate indemnification payments, exclusive of the Basket Exclusions, equal $325,000 (the "Basket Amount"), whereupon the Purchaser shall be entitled to receive in full indemnity payments in excess of the Basket Amount; provided, however, that solely for purposes of determining whether the amount of the Sellers' indemnification obligations exceed the Basket Amount, a breach of the Sellers' representations or warranties shall be determined without regard to any limitation or qualification as to materiality or Material Adverse Effect set forth in such representation or warranty.

                  (b) Notwithstanding the foregoing provisions of this Section 7.5, the Purchaser shall not be entitled to receive any indemnification payments pursuant to Section 7.3(B)(i) until the aggregate indemnification obligations pursuant to such Section 7.3(B)(i) equal $200,000 (the "Contract Basket Amount"), whereupon the Purchaser shall be entitled to receive in full indemnity payments in excess of the Contract Basket Amount.

                  (c) The Purchaser shall be entitled to receive any indemnification payments in respect of the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                  (d) The maximum amount of indemnification payments to which the Purchaser shall be entitled to receive in connection with the inaccuracy in or breach of any representation or warranty, excluding those based upon, arising out of or otherwise in respect of the Basket Exclusions, shall not exceed $10,000,000.

            7.6 Defense of Claims. In the case of any claim for indemnification under Section 7.1, 7.2 or 7.3 arising from a claim of a third party, an indemnified party shall give prompt written notice to the indemnifying party of any claim, suit or demand of which such indemnified party has knowledge and as to which it may request indemnification hereunder. The failure to give such notice shall not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby. The indemnifying party shall have the right to defend and to direct the defense against any such claim, suit or demand, in its name and at its expense, and with counsel selected by the indemnifying party unless such claim, suit or demand seeks an injunction or other equitable relief against the indemnified party; provided, however, the indemnifying party shall not have the right to defend or direct the defense of any such claim, suit or demand if it contests, in whole or in part, its indemnification obligations therefor. If the indemnifying party elects to compromise or defend such claim, it shall within 30 days (or sooner, if the nature of the claim so requires) notify the indemnified party of its intent to do so, and the indemnified party shall, at the expense of the indemnifying party, cooperate in the defense of such claim, suit or demand. If the indemnifying party elects not to compromise or defend such claim, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such claim. Except as set forth in the immediately preceding sentence, the indemnifying party shall have no indemnification obligations with respect to any such claim, suit or demand which shall be settled by the indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld); provided, however, that notwithstanding the foregoing, the indemnified party shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss. The indemnifying party's right to direct the defense shall include the right to compromise or enter into an agreement settling any claim by a third party; provided that no such compromise or settlement shall obligate the indemnified party to agree to any settlement which requires the taking of any action by the indemnified party other than the delivery of a release. Notwithstanding the indemnifying party's right to compromise or settle in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. The indemnified party shall have the right to participate in the defense of any claim, suit or demand with counsel selected by it subject to the indemnifying party's right to direct the defense. The fees and disbursements of such counsel shall be at the expense of the indemnified party; provided, however, that, in the case of any claim, suit or demand which seeks injunc tive or other equitable relief against the indemnified party, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

            7.7 Non-Third Party Claims. Any claim which does not result in a third party claim shall be asserted by a written notice to the other party or parties. The recipient of such notice shall have a period of thirty days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty days, the recipient shall be deemed to have accepted responsibility for the Losses set forth in such notice and shall have no further right to contest the validity of such notice. If the recipient responds within such thirty days after the receipt of the notice and rejects such claim in whole or in part, the party delivering shall be free to pursue such remedies as may be available to it under contract or applicable law.

            7.8 Set-Off Against Notes. The Purchaser shall first set-off any amounts due to it from the Sellers under this Article VII of this Agreement, from any amounts the Purchaser is obligated to pay to the Sellers under Section 1.2(b) and 1.2(c) of this Agreement or the Notes, and the Purchaser shall refrain from collecting any other amounts due from the Sellers under this
Article VII until it has fully exercised its right of set-off under this Section
7.8. If the Purchaser exercises its set-off rights hereunder against any payment due to the Sellers under this Agreement or the Notes, it will give the Sellers written notice of such exercise which includes the amount to be set-off, and upon the giving of such notice, the amount of cash payable by the Purchaser to the Sellers under this Agreement or the Notes shall automatically be reduced by the amount set forth in such notice. In the event there is a final deter mination by a court of competent jurisdiction that the Purchaser was not entitled to indemnification under this Article VII with respect to the set-off amount the Purchaser shall promptly thereafter repay to the Sellers all such amounts which are so determined to have been incorrectly set-off, plus interest thereon at the Reference Rate, which shall accrue from the due date of the Note or Notes as to which the Purchaser exercised its right of set-off hereunder to the date of such repayment.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Certain Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Business Day" means any day other than Saturday or Sunday or any other day on which banks in the Commonwealth of Virginia are permitted or obligated to be closed for business.

                  "Cash" means, as of the date of determination, the difference of (x) the aggregate amount of cash and cash equivalents held as of 10:00 a.m. (New York City time) in the bank accounts, including money market accounts, of the Company, as verified by such banks to the Purchaser by telephone, minus (y) the aggregate balance of all outstanding checks written against such accounts.

                  "Direct Contract Costs" means, with respect to any period, the aggregate amounts of labor, fringe and other direct expenses, including expenses for materials, subcontracts, consultants and travel incurred by the Company and the Subsidiaries in providing services under U.S. and/or foreign government commercial contracts and shall exclude general and administrative expenses.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Debt" means, as of any date, (without duplication) with respect to any Person, any indebtedness outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute trade payables) and shall also include, to the extent not otherwise included (i) obligations of Persons other than such Person secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been incurred or assumed by such Person, (ii) all indebtedness of others of the types described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (iii) all obligations for the reimbursement of any obligation or on any letter of credit, banker's acceptance or similar credit transaction, and (iv) and obligations under any currency or interest rate swap, hedge or similar protection device of any such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations referred to in clause (ii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (i) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and (ii) Debt shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the Ordinary Course of Business shall not be deemed to be "Debt" for purposes of this definition.

                  "Indirect Cost" means any cost that is not directly identified with a single final cost objective, but is identified with two or more final cost objectives, or with at least one intermediate cost objective, and includes, but is not limited to, labor, fringe benefits, facility and occupancy costs, training, incentives, outside purchased services and travel.

                  "Reference Rate" means the per annum rate of interest publicly announced from time to time by The Chase Manhattan Bank in New York, New York, as its prime rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Tax" or "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or Personal property, and estimated taxes, customs duties, fees, and assessments, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

                  "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect to any Taxes.

            8.2 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Sellers or, in the case of a waiver, by or on behalf of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            8.3 Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the transactions contemplated hereunder unless specifically approved in advance by both parties, such approval not to be unreasonably withheld, conditioned or delayed. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTER PRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND EACH SELLER AND THE PURCHASER IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN ANY STATE COURT LOCATED IN FAIRFAX COUNTY, COMMONWEALTH OF VIRGINIA OR ANY FEDERAL COURT LOCATED IN THE EASTERN DISTRICT OF VIRGINIA AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY AGREES NOT TO CHALLENGE SUCH JURISDICTION OR VENUE BY REASON OF ANY OFFSETS OR COUNTERCLAIMS IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN VIRGINIA.

            8.5 Notices. Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or facsimile transmission or on the next day after given if delivered by overnight courier and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                           (A)      if to the Sellers:

                                    Carol N. Cloer, Trustee
                                    13051 North Tailwind Drive
                                    Tucson, Arizona 85737

                                    Fred Clark, Trustee
                                    9781 Keeneland Row
                                    La Jolla, California 92937

                                         and

                                    Erik E. Fernandez
                                    4003 Governor's Square, #1
                                    Williamsburg, Virginia 23806

                                    with a copy to:

                                    Greenberg Traurig, LLP
                                    1750 Tysons Boulevard, 12th Floor
                                    Tysons Corner, VA 22102
                                    Attn: Lee Marks, Esq.
                                    Facsimile: (703) 749-1301

                           (B)      if to the Purchaser:

                                    Anteon Corporation
                                    3211 Jermantown Road, Suite 700
                                    Fairfax, VA  22030-2801
                                    Attn:   Curtis L. Schehr, Esq.
                                            Vice President and General Counsel
                                    Facsimile:  (703) 246-0577

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attn:   Carl L. Reisner, Esq.
                                    Facsimile:  (212) 757-3990

or at such other place or places or to such other Person or Persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

            8.6 Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            8.8 Assignments. This Agreement may not be assigned, by operation of law or otherwise, except that the Purchaser may assign its rights under this Agreement to its affiliates and financing sources. This Agreement shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

            8.9 Entire Agreement, Enforceability and Miscellaneous. This Agreement including the Exhibits and Schedules attached hereto (a) constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) shall be binding upon, and is solely for the benefit of, each of the parties herein and nothing in this Agreement is intended to confer upon any other Persons any rights or remedies of any nature whatso ever hereunder or by reason of this Agreement; and (c) in case any provision in this Agreement shall be or shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties hereto have made no representations or warranties with respect to the transactions contemplated herein, express or implied, written or oral, except for the representations and warranties made in this Agreement.

            8.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit or Schedule will mean a Section in, or Exhibits or Schedule to, this Agreement unless otherwise explicitly set forth.

            8.11 Third Party Beneficiaries. There are no third party beneficiaries to this Agreement or the transactions contemplated by this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           PURCHASER:

                               ANTEON CORPORATION


                               By:__________________________________
                                  Name:
                                  Title:


                           COMPANY:

                               SHERIKON, INC.


                               By:__________________________________
                                  Name:
                                  Title:


                           SELLERS:

                               EDWARD R. FERNANDEZ REVOCABLE TRUST
                               DATED DECEMBER 31, 1996


                               By:____________________________________
                                  Name: Carol N. Cloer
                                  Title: Sole Trustee

                               NON-MARITAL TRUST CREATED UNDER THE
                               EDWARD R. FERNANDEZ REVOCABLE TRUST
                               DATED DECEMBER 31, 1996


                               By:____________________________________
                                  Name: Carol N. Cloer
                                  Title: Trustee


                               By:____________________________________
                                  Name: Fred Clark
                                  Title: Trustee


                               MARITAL TRUST "A" CREATED UNDER THE
                               EDWARD R. FERNANDEZ REVOCABLE TRUST
                               DATED DECEMBER 31, 1996


                               By:____________________________________
                                  Name: Carol N. Cloer
                                  Title: Trustee


                               By:____________________________________
                                  Name: Fred Clark
                                  Title: Trustee

                               MARITAL TRUST "B" CREATED UNDER THE
                               EDWARD R. FERNANDEZ REVOCABLE TRUST
                               DATED DECEMBER 31, 1996


                               By:____________________________________
                                  Name: Carol N. Cloer
                                  Title: Trustee


                               By:____________________________________
                                  Name:  Fred Clark
                                  Title:  Trustee


                               ---------------------------------------
                               Name: Erik E. Fernandez

                               [Stock Purchase Agreement]